Exhibit 23.1


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Black Hills Corporation on Form S-4 of our report dated January 26, 2000 included in Black Hills Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                            ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
May 8, 2000